ITEM 6                                                               EXHIBIT 11

                      COMPUTATION OF EARNINGS PER SHARE(1)

                                                    Three Months ended March 31,
                                                       1997              1996
                                                    ----------        ----------

Net income                                          $  126,145        $   69,555
                                                    ==========        ==========

Shares
  Weighted average number of
   shares outstanding                                7,740,695         7,740,695

Assuming exercise of options                           268,837           254,841
                                                    ----------        ----------

Weighted average number of
  shares outstanding,
  as adjusted                                        8,009,532         7,995,536
                                                    ==========        ==========

Earnings per share                                  $    .02          $    .01
                                                    ==========        ==========

                                                     Nine Months ended March 31,
                                                        1997             1996
                                                    ----------        ----------

Net income                                          $  501,957        $  486,981
                                                    ==========        ==========

Shares
  Weighted average number of
   shares outstanding                                7,740,695         7,654,528

Assuming exercise of options                           230,134           356,059
                                                    ----------        ----------

Weighted average number of
  shares outstanding,
  as adjusted                                        7,970,829         8,010,587
                                                    ==========        ==========

Earnings per share                                  $    .06          $    .06
                                                    ==========        ==========

----------------

(1) Fully diluted average number of shares outstanding, as adjusted and earnings per share are the same as calculated for primary for the periods presented.


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